UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 7, 2025

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Continental Drive, Suite 401 Newark, Delaware	19713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +6012 405 0015

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Certificate of Incorporation

As described in Item 5.03 below, which description is incorporated herein by reference, the stockholders of Globalink Investment Inc., a Delaware corporation (“Globalink”) approved an amendment to the Amended and Restated Certificate of Incorporation of Globalink at the Special Meeting held on October 7, 2025, and Globalink has filed the Amendment of Charter with the Delaware Department of State, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 30, 2024, Globalink entered into that certain Merger Agreement (as amended and restated on May 20, 2024, further amended on March 6, 2025, April 18, 2025 and September 27, 2025, the “Business Combination Agreement”), with Alps Life Sciences Inc., an exempted company formed under the laws of the Cayman Islands (“Alps”), Alps Global Holding Pubco, an exempted company formed under the laws of the Cayman Islands (“PubCo”), Alps Biosciences Merger Sub, an exempted company formed under the laws of the Cayman Islands and a wholly-owned subsidiary of PubCo (the “Merger Sub”), GL Sponsor LLC, a Delaware limited liability company, in the capacity as Parent Representative thereunder and Dr. Tham Seng Kong, an individual, in the capacity as Seller Representative thereunder.

Pursuant to the Business Combination Agreement, the Business Combination between Globalink and Alps will be effected in two steps: (i) Globalink will merge with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); and (ii) Merger Sub will merge with and into Alps, resulting in Alps remaining as the surviving entity and being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

On October 7, 2025, Globalink held a special meeting of stockholders (the “Special Meeting”) to consider and vote on the transactions contemplated by that Business Combination Agreement. At the Special Meeting, holders of 3,445,007 shares of Globalink common stock were present in person or by proxy, constituting a quorum for the transaction of business. Only stockholders of record as of September 16, 2025, the record date for the Special Meeting, were entitled to vote at the Special Meeting. As of the record date, 3,517,601 shares of Globalink common stock were outstanding and entitled to vote at the Special Meeting. The proposals listed below are described in more detail in Globalink’s definitive proxy statement/prospectus, filed with the SEC on September 17, 2025 (the “Definitive Proxy Statement/Prospectus”). A summary of the final voting results at the Special Meeting is set forth below:

Proposal 1 - The Redomestication Merger Proposal

Globalink’s stockholders approved Proposal 1 - the merger of Globalink with and into PubCo, with PubCo remaining as the surviving publicly traded entity. The votes cast were as follows:

For	Against	Abstain
3,445,007	0	0

Proposal 2 – The Acquisition Merger Proposal

Globalink’s stockholders approved Proposal 2 – the approval and adoption of the Business Combination Agreement and the transactions contemplated thereunder, including the merger of Merger Sub with and into Alps, with Alps continuing as the surviving company and as a wholly-owned subsidiary of PubCo, and the issuance of PubCo ordinary shares as merger consideration thereunder. The votes cast were as follows:

For	Against	Abstain
3,445,007	0	0

Proposal 3 - The Net Tangible Asset Charter Amendment Proposal

Globalink’s stockholders approved Proposal 3 – the approval of a proposal to amend the Globalink Charter pursuant to a fifth amendment to the Globalink Charter in the form set forth in Annex J to the Definitive Proxy Statement/Prospectus to eliminate from the Globalink Charter the limitation that Globalink will not consummate any initial business combination unless it (or any successor) has net tangible assets of at least $5,000,001 upon consummation of such business combination. The votes cast were as follows:

For	Against	Abstain
3,445,007	0	0

Proposal 4 - The Adjournment Proposal

The fourth proposal to adjourn the Special Meeting (the “Adjournment Proposal”) was not presented at the Special Meeting since the Redomestication Merger Proposal, the Acquisition Merger Proposal, and the Net Tangible Asset Charter Amendment Proposal received sufficient favorable votes to be adopted.

Item 8.01. Other Events.

Redemption of Public Shares

In connection with the stockholder votes at the Special Meeting, holders of 59,966 public shares of the Company’s common stock (the “Public Shares”) exercised their right to redeem their shares for cash. Following the redemptions, the Company will have 12,635 Public Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Form of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Globalink
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2025

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer